Exhibit 10.5
Execution Version
LIZ CLAIBORNE, INC.
6% Convertible Senior Notes due June 2014
Purchase Agreement
June 18, 2009
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
Liz Claiborne, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $75,000,000 principal amount of its 6% Convertible Senior Notes due 2014 (the “Underwritten Securities”) and, at the option of the Initial Purchasers, up to an additional $15,000,000 principal amount of its 6% Convertible Senior Notes due 2014 (the “Option Securities”) if, and to the extent that, the Initial Purchasers shall have determined to exercise the option to purchase such 6% Convertible Senior Notes due 2014 granted to the Initial Purchasers in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities.” The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $1.00 per share (the “Common Stock”). The Securities will be issued pursuant to an indenture to be dated as of June 24, 2009 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). The Common Stock will have attached thereto rights (the “Rights”) to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $150.00 per share, subject to adjustment (the “Series A Preferred Stock”). The Rights are to be issued pursuant to a rights agreement, dated as of December 4, 1998 and amended on November 11, 2001 and December 19, 2009 between the Company and The Bank of New York Mellon, as Rights Agent (as amended, the “Rights Agreement”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and sale of the Securities, as follows:
1. The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated June 17, 2009 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.
At or prior to the time when sales of the Underwritten Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex C hereto.
In connection with the transactions described in this Agreement, the Company will enter into an amendment to the Company’s amended and restated credit agreement dated as of January 12, 2009 and amended as of May 12, 2009 (the “Credit Agreement”), dated June 15, 2009 among itself, the guarantors named therein and the lenders named therein (the “Amendment”).
2. Purchase and Resale of the Securities by the Initial Purchasers. (a) The Company agrees to issue and sell the Underwritten Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from June 24, 2009 to the Closing Date (as defined below).
In addition, the Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and the Initial Purchasers, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery.
If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Initial Purchaser shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased as set forth in Section 10 hereof) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000.00 as the Representatives in its sole discretion shall make.

The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirteenth day following the Closing Date, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:
(i) it is a qualified institutional buyer (a “QIB”) as defined in Rule 144A under the Securities Act (“Rule 144A”) and an accredited investor as defined in Rule 501(a) under the Securities Act;
(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and
(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A.
(c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f), 6(g) and 6(h), counsel for the Company, the Company’s General Counsel and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above, and each Initial Purchaser hereby consents to such reliance.
(d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Securities, at the offices of Davis Polk & Wardwell at 10:00 A.M. New York City time on June 24, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.
Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of DTC, for the respective accounts of the several Initial Purchasers of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
(f) The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.
3. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:
(a) Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.
(c) Additional Written Communications. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex C hereto, including a term sheet substantially in the form of Annex D hereto, which constitute part of the Time of Sale Information, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in such Issuer Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof. Each such Issuer Written Communication, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Time of Sale Information or the Offering Memorandum, including any document incorporated by reference therein.
(d) Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. Each of the documents incorporated by reference in the Offering Memorandum or the Time of Sale Information, when filed with the Commission complied or will comply as to form, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”).
(f) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that is reasonably likely to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum.

(h) Organization and Good Standing. The Company and each of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The jurisdictions in which the Company is required to be qualified to do business, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect, are listed on Schedule 2. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 3 to this Agreement.
(i) Capitalization. The Company has an authorized equity capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization,” all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party; except as described in the Time of Sale Information and except for any such liens, charges, encumbrances and security interests incurred pursuant to the Credit Agreement.
(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture, the Securities and the Amendment (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Offering Memorandum has been duly and validly taken.

(k) Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
(l) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(m) Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(n) Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, delivered as provided in the Indenture and paid for as provided herein, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Underlying Securities, will be validly issued, and the Series A Preferred Stock underlying such Rights has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.
(o) Other Transaction Documents. The Amendment has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery thereof by the other parties thereto, constitutes a valid and legally binding agreement of the Company and enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum.

(q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or that is disclosed in or is expressly contemplated by the Time of Sale Information and the Offering Memorandum.
(r) No Conflicts. Assuming the accuracy of, and the compliance with, the representations, warranties and agreements set forth in this Agreement, the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except as otherwise described in the Time of Sale Information and the Offering Memorandum), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except where such default or violation (in the case of (i) or (iii)) would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(s) No Consents Required. Except as disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, and assuming the accuracy of, and the compliance with, the representations, warranties and agreements set forth in this Agreement, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Time of Sale Information and the Offering Memorandum, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or blue sky laws in connection with the purchase and resale of the Securities by the Initial Purchasers.

(t) Legal Proceedings. Except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.
(u) Independent Accountants. Deloitte & Touche, LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(v) Title to Real and Personal Property. The Company and its subsidiaries have good and valid title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(w) Title to Intellectual Property. Except as disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, (i) the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except, in each case of (i) and (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by Item 404 of Regulation S-K of the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Time of Sale Information and the Offering Memorandum.
(y) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except where the failure to so pay or so file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and except as otherwise disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum or as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
(aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(bb) No Labor Disputes. Except as disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not be reasonably expected to have a Material Adverse Effect.
(cc) Compliance with Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) except as described in or expressly contemplated by each of the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd) Hazardous Substances. Except as disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the best of the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except for any violation or liability which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
(ee) Compliance with ERISA. Except as disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information required to be disclosed in such reports is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(gg) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the Time of Sale Information and the Offering Memorandum, there are no “material weaknesses” (as defined in Rule 1-02(a)(4) of Regulation S-X) in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all “significant deficiencies” and “material weaknesses” (as defined in Rule 1-02(a)(4) of Regulation S-X) in internal control over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(hh) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(jj) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(kk) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ll) No Restrictions on Subsidiaries. Except as disclosed in or expressly contemplated by the Time of Sale Information and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Amendment) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Time of Sale Information, as of the Time of Sale, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(oo) No Integration. Neither the Company nor any of its “affiliates” (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(pp) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and their affiliates, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.
(qq) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Sections 2(b) and 5 and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the offer or sale of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(rr) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(ss) Business with Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.
(tt) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(vv) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
(ww) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or (to the knowledge of the Company) any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
4. Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:
(a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.
(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for timely review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.
(c) Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for timely review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably objects.
(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Offering Memorandum and Time of Sale Information. (1) If at any time prior to the completion of the initial offering of the Securities (which shall not be later than six months after the date hereof) (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will promptly notify the Initial Purchasers thereof and thereafter prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Initial Purchasers thereof and thereafter prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.
(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. For a period of 90 days after the date of the offering of the Securities, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission any registration statement relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., in each case of clause (i) or (ii), other than the Securities to be sold hereunder and any shares of Common Stock of the Company issued under employee stock option plans.
(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.
(i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
(j) Underlying Securities. For so long as the Company is subject to such corresponding requirement under the terms of the Indenture, the Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to cause the Underlying Securities to be listed on the New York Stock Exchange (the “Exchange”).
(k) Supplying Information. For so long as the Company is subject to such corresponding requirement under the terms of the Indenture, while the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities, prospective purchasers of the Securities designated by such holders and securities analysts, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(l) No Resales by the Company. During the period from the Closing Date until two years after the Closing Date or the Option Closing Date, if applicable, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.
(n) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers or their affiliates, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex C or prepared pursuant to Section 4(c) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or the Offering Memorandum.
6. Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in or expressly contemplated by the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.
(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Information and the Offering Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
(f) Opinion and 10b-5 Statement of Counsel for the Company. Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(g) Opinion of Company’s General Counsel. Nicholas Rubino, Chief Legal Officer, Senior Vice President, Secretary and General Counsel of the Company, shall have furnished to the Representatives, his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.
(h) Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.
(j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(k) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange.
(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.
(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.
(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.
(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary Offering Memorandum and Offering Memorandum furnished on behalf of each Initial Purchaser: the information contained in the third sentence of the tenth paragraph under the caption “Plan of Distribution”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses or otherwise as a result of procedural delay) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the reasonable consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that the Indemnified Party, after the receipt of advice of counsel, reasonably believes are inconsistent with those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any one firm of local counsel in each jurisdiction relevant to the proceeding, whether a proceeding has been brought in that jurisdiction or not) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers, and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.
10. Defaulting Initial Purchaser. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.
11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendments and supplements thereto) and the distribution thereof (which shall, for the avoidance of doubt, not include any expenses of the Initial Purchasers or of their counsel, unless otherwise stated herein); (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.
(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.
14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
15. Miscellaneous. (a) Authority of the Representatives. Any action by J.P. Morgan Securities Inc. under Section 4(g) hereof shall be binding on the Initial Purchasers. Any other action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax: (646) 855-3073), Attention: Syndicate Department, and (fax: (212) 230-8730), Attention: ECM Legal; Notices to the Company shall be given to it at 1441 Broadway, 21st Floor, New York, New York 10018.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
LIZ CLAIBORNE, INC.

By:	/s/ Andrew Warren

Title: EVP and CFO
Accepted: June 18, 2009
For themselves and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.

By:	/s/
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By:	/s/
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount

J.P. Morgan Securities Inc.	$37,500,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$30,000,000.00
SunTrust Robinson Humphrey, Inc.	$7,500,000.00

Total	$75,000,000.00

Schedule 2
LIST OF JURISDICTIONS IN WHICH THE COMPANY IS REQUIRED TO BE QUALIFIED TO DO BUSINESS
Alabama
New Jersey
New York
Ohio
Pennsylvania

Schedule 3
LIST OF SUBSIDIARIES OF LIZ CLAIBORNE, INC.

Boodle, Inc. (f/k/a LCI Laundry)	Delaware
Bright Win Limited	Hong Kong
DB Newco Corp.	Delaware
Handycell Ltd.	United Kingdom
Havana, LLC	Delaware
High Mallow Company N.V.	Netherlands
Juicy Couture Europe Limited	United Kingdom
Juicy Couture, Inc.	California
Kate Spade LLC	Delaware
L.C. Augusta, Inc.	Delaware
L.C. Caribbean Holdings, Inc.	Delaware
L.C. Libra, LLC	Delaware
L.C. Licensing, Inc.	Delaware
L.C. Service Company, Inc.	Delaware
L.C. Special Markets, Inc.	Delaware
LCI Acquisition U.S., Inc.	Delaware
LCI Holdings, Inc.	Delaware
LCI Investments, Inc.	Delaware
Liz Claiborne 1 B.V.	Netherlands
Liz Claiborne 2 B.V.	Netherlands
Liz Claiborne 3 B.V.	Netherlands
Liz Claiborne Accessories, Inc.	Delaware
Liz Claiborne Accessories-Sales, Inc.	Delaware
Liz Claiborne Canada Inc.	Canada
Liz Claiborne Colombia, Ltda.	Colombia
Liz Claiborne Cosmetics, Inc.	Delaware
Liz Claiborne De El Salvador, S.A., de C.V.	El Salvador
Liz Claiborne de Mexico, S.A. de C.V.	Mexico
Liz Claiborne do Brasil Industria E Comercio Ltda.	Brazil
Liz Claiborne Europe	United Kingdom
Liz Claiborne Export, Inc.	Delaware
Liz Claiborne Foreign Holdings, Inc.	Delaware
Liz Claiborne International Limited	Hong Kong
Liz Claiborne (Israel) Ltd.	Israel
Liz Claiborne Japan, Inc.	Delaware
Liz Claiborne (Malaysia) SDN.BHD	Malaysia
Liz Claiborne Operations (Israel) 1993 Limited	Israel
Liz Claiborne Puerto Rico, Inc.	Delaware
Liz Claiborne Sales, Inc.	Delaware
Liz Claiborne, S.A.	Costa Rica
Liz Claiborne Servicios de Mexico, S.A. de C.V.	Mexico
Liz Claiborne Shoes, Inc.	Delaware
Lucky Brand Dungarees, Inc.	Delaware
Lucky Brand Dungarees Stores, Inc.	Delaware
Mexx Asia Pacific Limited	Hong Kong
Mexx Austria GmbH	Austria
Mexx Belgium N.V.	Belgium
Mexx Boutique SARL	France
Mexx Czech Repubic s.r.o.	Czech Republic
Mexx Deutschland GmbH	Germany
Mexx Direct GmbH & Co KG	Germany

Mexx Direct Holding B.V.	Netherlands
Mexx Europe B.V.	Netherlands
Mexx Europe Holding B.V.	Netherlands
Mexx Europe International B.V.	Netherlands
Mexx Europroduction B.V.	Netherlands
Mexx Far East Limited	Hong Kong
Mexx France	France
Mexx France International SAS	France
Mexx Group B.V.	Netherlands
Mexx Hellas EPE	Greece
Mexx Holding GmbH	Germany
Mexx Holding International B.V.	Netherlands
Mexx Holding Netherland B.V.	Netherlands
Mexx Hungary Ltd.	Hungary
Monet International, Inc.	Delaware
Mexx Ireland Ltd.	Ireland
Mexx Italy S.r.l.	Italy
Mexx Lijnbaum Rotterdamn BV	Netherlands
Mexx Ltd.	United Kingdom
Mexx Luxembourg S.a.r.l.	Luxembourg
Mexx Middle East Center FZE	Dubai, UAE
Mexx Modehandels AG	Switzerland
Mexx Modehandels GmbH	Germany
Mexx Nederland B.V.	Netherlands
Mexx Nederland Retail B.V.	Netherlands
Mexx Poland Sp. z.o.o.	Poland
Mexx Portugal, Unnipessoal, LDA	Portugal
Mexx Scandinavia AB	Sweden
Mexx Scandinavia AS	Norway
Mexx Scandinavia Finland Oy	Finland
Mexx Southern Europe S.R.L.	Spain
Mexx Sport Benelux B.V.	Netherlands
Mexx Switzerland GmbH	Switzerland
Monet Puerto Rico, Inc.	Delaware
Nonee I, LLC (f/k/a Enyce LLC)	Delaware
Nonee I Holding, LLC (f/k/a Enyce Holding, LLC)	Delaware
Retrain N.V.	Belgium
Segrets, Inc.	Delaware
Shenghui Fashion (Shenzhen) Company Limited	China
Skylark Sport Marketing Corporation	California
Verwaltungsgesellschaft Mexx Direct mbh	Germany
Westcoast Contempo Fashions Limited	Canada
Westcoast Contempo Promenade, Inc.	Washington
Westcoast Contempo Retail, Inc.	Washington
Westcoast Contempo USA, Inc.	Washington
Yonfield Trading Limited	Hong Kong

Annex A
FORM OF OPINION OF OUTSIDE COUNSEL FOR THE COMPANY
June 24, 2009
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner
      & Smith Incorporated
As Representatives of the
several Initial Purchasers
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
We have acted as special outside counsel to Liz Claiborne, Inc., a Delaware corporation (the “Company”), in connection with the Purchase Agreement (the “Purchase Agreement”), dated June 18, 2009, by and among the Company and the initial purchasers named on Schedule 1 thereto (the “Initial Purchasers”), relating to the purchase today by the Initial Purchasers of $75,000,000 principal amount of 6% Convertible Senior Notes due 2014 (the “Notes”) of the Company and, at the option of the Initial Purchasers, up to an additional $15,000,000 principal amount of Notes (which option has been exercised by the Initial Purchasers). The Notes are to be issued under the Indenture, dated as of June 24, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). This opinion is being furnished at the request of the Company as contemplated by Section 6(f) of the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.
In connection with the furnishing of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
1.	the Purchase Agreement;

2.	the Indenture;

3.	the Notes issued on the date of this letter;

4.	the Offering Memorandum regarding the Notes, dated June 17, 2009 (the “Preliminary Memorandum”)

5.	the Offering Memorandum regarding the Notes, dated June 18, 2009 (the “Final Memorandum”);

6.	the information set forth in the pricing supplement to the extent determined at [_____] on June 18, 2009;

7.	the Company’s Rights Agreement, dated as of December 4, 1998 and amended on November 11, 2001 and December 19, 2008, between the Company and The Bank of New York Mellon, as Rights Agent (as amended, the “Rights Agreement”);

8.	the amendment to the Company’s amended and restated credit agreement dated as of January 12, 2009 and amended as of May 12, 2009 (the “Credit Agreement”), dated June 15, 2009, among the Company, the guarantors named therein and the lenders named therein (the “Amendment”); and

9.	those documents incorporated by reference into the Final Memorandum as set forth on Schedule A.
In addition, we have examined: (i) such corporate records of the Company that we have considered appropriate, including a copy of the restated certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter (collectively, the “Charter Documents”) and copies of resolutions of the board of directors of the Company and the Pricing Committee of the board relating to the issuance of the Notes, each certified by the Company; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties of the Company made in the Purchase Agreement and upon certificates of public officials and the officers of the Company. The documents incorporated by reference into the Preliminary Memorandum and the Final Memorandum were prepared by the Company without our participation.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that the Indenture has been duly authorized and executed by, and represents a valid and legally binding obligation of, the Trustee and the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.
Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company in connection with the Purchase Agreement or who are otherwise responsible for the representation of the Company and without any independent verification.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to carry on business and is in good standing as a foreign corporation in Alabama, New Jersey, New York, Ohio and Pennsylvania.
2. The Company has all necessary corporate power and authority to deliver and perform its obligations under the Purchase Agreement, the Notes, the Indenture and the Amendment and to own and hold its properties and conduct its business as described in the Preliminary Memorandum and the Final Memorandum.
3. The Notes have been duly authorized by the Company. The Notes, when duly executed, issued and delivered by the Company against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to their description contained in the Preliminary Memorandum and the Final Memorandum under the caption “Description of notes.”
4. The shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) have been duly authorized by all necessary corporate action on the part of the Company and, when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and non-assessable; and the Common Stock of the Company conforms in all material respects to the description contained in the Preliminary Memorandum and the Final Memorandum under the caption “Description of capital stock—Common stock.” There are no preemptive or other similar rights to subscribe for or to purchase shares of Common Stock in the Charter Documents, each Charter Document as in effect on the date of this letter, or under the General Corporation Law of the State of Delaware (the “DGCL”).
5. The Rights to be attached to each Conversion Share have been duly authorized and, when issued upon issuance of the Conversion Shares (if at such time the Rights Agreement, as in effect on the date hereof, is then in effect), will be validly issued, fully paid and non-assessable.
6. The Indenture has been duly authorized, executed and delivered by the Company. The Indenture is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in the Preliminary Memorandum and the Final Memorandum under the caption “Description of notes.” The Indenture conforms in all material respects with the requirements of the Trust Indenture Act.

[7. The Amendment has been duly authorized, executed and delivered by the Company. The Amendment is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Amendment may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Amendment conforms in all material respects to its description contained in the Preliminary Memorandum and the Final Memorandum under the caption “Description of other indebtedness—Amended credit facility.”]
8. The Purchase Agreement has been duly authorized, executed and delivered by the Company.
9. The statements in the Preliminary Memorandum and the Final Memorandum under the heading “Material United States federal income tax considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.
10. Based upon the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement, or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with the Purchase Agreement, to register the Notes under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Notes.
11. The issuance and sale of the Notes by the Company, the compliance by the Company with all of the provisions of the Purchase Agreement, the Notes and the Indenture and the performance of the Company’s obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed on Schedule B to this opinion, or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this letter, the term “Applicable Law” means the DGCL and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement (other than the United States federal securities laws, any state securities or Blue Sky laws of the various states, anti-fraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.) but without us having made any special investigation as to applicability of any specific rule or regulation.

12. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company under any Applicable Law for the issuance or sale of the Notes or the performance by the Company of its obligations under the Purchase Agreement, the Notes and the Indenture. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.
13. The Company is not and, after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the Final Memorandum under the heading “Use of proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
14. The transactions contemplated under the Purchase Agreement and the Indenture and the use of the proceeds of the Notes as described in the Preliminary Memorandum and the Final Memorandum under the heading “Use of proceeds” will not violate or be inconsistent with the provisions of Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.
The opinions expressed above are limited to the laws of the State of New York, the DGCL and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.
Very truly yours,

Annex A—Schedule A
DOCUMENTS INCORPORATED BY REFERENCE
1.	Annual Report on Form 10-K of Liz Claiborne, Inc. for the year ended January 3, 2009, as filed with the SEC on March 4, 2009.
2.	Quarterly Report on Form 10-Q of Liz Claiborne, Inc. for the first quarter ended April 4, 2009, as filed with the SEC on May 13, 2009.
3.	Definitive Proxy Statement of Liz Claiborne, Inc. (only as to portions thereof that are incorporated by reference into the Annual Report on Form 10-K), as filed with the SEC on April 3, 2009.
4.	Current Report on Form 8-K of Liz Claiborne, Inc. (except for information furnished under Item 2.02, which is not incorporated by reference into the Final Memorandum), as filed with the SEC on January 14, 2009.
5.	Current Report on Form 8-K of Liz Claiborne, Inc., as filed with the SEC on February 27, 2009.
6.	Current Report on Form 8-K of Liz Claiborne, Inc., as filed with the SEC on March 6, 2009.
7.	Current Report on Form 8-K of Liz Claiborne, Inc. (except for information furnished under Item 2.02, which is not incorporated by reference into the Final Memorandum), as filed with the SEC on May 13, 2009.
8.	Current Report on Form 8-K of Liz Claiborne, Inc., as filed with the SEC on May 28, 2009.
9.	Current Report on Form 8-K of Liz Claiborne, Inc., as filed with the SEC on June 17, 2009.

Annex A—Schedule B
LIST OF MATERIAL AGREEMENTS1
1.	Share Purchase Agreement, dated as of May 15, 2001, among Liz Claiborne, Inc., Liz Claiborne 2 B.V., LCI Acquisition US, and the other parties signatory thereto (incorporated herein by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K dated May 23, 2001 and amended on July 20, 2001).
2.	Rights Agreement, dated as of December 4, 1998, between Registrant and First Chicago Trust Company of New York (incorporated herein by reference from Exhibit 1 to Registrant’s Form 8-A dated as of December 4, 1998).
3.	Amendment to the Rights Agreement, dated November 11, 2001, between Registrant and The Bank of New York, appointing The Bank of New York as Rights Agent (incorporated herein by reference from Exhibit 1 to Registrant’s Form 8-A12B/A dated as of January 30, 2002).
4.	Amendment to the Rights Agreement dated as of December 19, 2008, between the Company and The Bank of New York, as Rights Agent (incorporated herein by reference from Exhibit 4.1 to Registrant’s Current Report on Form 8-K dated December 19, 2008).
5.	Lease, dated as of January 1, 1990 (the “1441 Lease”), for premises located at 1441 Broadway, New York, New York between Registrant and Lechar Realty Corp. (incorporated herein by reference from Exhibit 10(n) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 1990).
6.	First Amendment: Lease Extension and Modification Agreement, dated as of January 1, 1998, to the 1441 Lease (incorporated herein by reference from Exhibit 10(k) (i) to the Registrant’s Annual Report on Form 10-K for the year ended January 1, 2000 [the “1999 Annual Report”]).
7.	Second Amendment to Lease, dated as of September 19, 1998, to the 1441 Lease (incorporated herein by reference from Exhibit 10(k) (ii) to the 1999 Annual Report).
8.	Third Amendment to Lease, dated as of September 24, 1999, to the 1441 Lease (incorporated herein by reference from Exhibit 10(k) (iii) to the 1999 Annual Report).
9.	Fourth Amendment to Lease, effective as of July 1, 2000, to the 1441 Lease (incorporated herein by reference from Exhibit 10(j)(iv) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002 [the “2002 Annual Report”]).

[1]	From an exhibit to the Company’s most recent Annual Report on Form 10-K, terms used and not defined in this Schedule B shall have the meaning set forth in the Annual Report.

10.	Fifth Amendment to Lease (incorporated herein by reference from Schedule 10(b)(v) to Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004 [the “2003 Annual Report”]).
11.	National Collective Bargaining Agreement, made and entered into as of June 1, 2006, by and between Liz Claiborne, Inc. and UNITE HERE for the period June 1, 2006 through May 31, 2009 (incorporated herein by reference from Exhibit 10(c) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 [the “2006 Annual Report”]).
12.	Description of Liz Claiborne, Inc. 2008 Salaried Employee Incentive Bonus Plan.
13.	The Liz Claiborne 401(k) Savings and Profit Sharing Plan, as amended and restated (incorporated herein by reference from Exhibit 10(g) to Registrant’s 2002 Annual Report).
14.	First Amendment to the Liz Claiborne 401(k) Savings and Profit Sharing Plan (incorporated herein by reference from Exhibit 10(e)(i) to the 2003 Annual Report).
15.	Second Amendment to the Liz Claiborne 401(k) Savings and Profit Sharing Plan (incorporated herein by reference from Exhibit 10(e)(ii) to the 2003 Annual Report).
16.	Third Amendment to the Liz Claiborne 401(k) Savings and Profit Sharing Plan (incorporated herein by reference from Exhibit 10(e)(iii) to the 2003 Annual Report).
17.	Trust Agreement (the “401(k) Trust Agreement”) dated as of October 1, 2003 between Liz Claiborne, Inc. and Fidelity Management Trust Company (incorporated herein by reference from Exhibit 10(e)(iv) to the 2003 Annual Report).
18.	First Amendment to the 401(k) Trust Agreement (incorporated herein by reference from Exhibit 10(e)(v) to Registrant’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 (the “2004 Annual Report”).
19.	Second Amendment to the 401(k) Trust Agreement (incorporated herein by reference from Exhibit 10(e)(vi) to the 2004 Annual Report).
20.	Liz Claiborne, Inc. Amended and Restated Outside Directors’ 1991 Stock Ownership Plan (the “Outside Directors’ 1991 Plan”) (incorporated herein by reference from Exhibit 10(m) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [the “1995 Annual Report”]).
21.	Amendment to the Outside Directors’ 1991 Plan, effective as of December 18, 2003 (incorporated herein by reference from Exhibit 10(f)(i) to the 2003 Annual Report).

22.	Form of Option Agreement under the Outside Directors’ 1991 Plan (incorporated herein by reference from Exhibit 10(m)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 1996 [the “1996 Annual Report”]).
23.	Liz Claiborne, Inc. Outside Directors’ Deferral Plan (incorporated herein by reference from Exhibit 10(f)(iii) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 [the “2005 Annual Report”]).
24.	Liz Claiborne, Inc. 1992 Stock Incentive Plan (the “1992 Plan”) (incorporated herein by reference from Exhibit 10(p) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 1991).
25.	Form of Restricted Career Share Agreement under the 1992 Plan (incorporated herein by reference from Exhibit 10(a) to Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 1995).
26.	Form of Restricted Transformation Share Agreement under the 1992 Plan (incorporated herein by reference from Exhibit 10(s) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998 [the “1997 Annual Report”]).
27.	Liz Claiborne, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) (incorporated herein by reference from Exhibit 4(e) to Registrant’s Form S-8 dated as of January 25, 2001).
28.	Amendment No. 1 to the 2000 Plan (incorporated herein by reference from Exhibit 10(h)(i) to the 2003 Annual Report).
29.	Form of Option Grant Certificate under the 2000 Plan (incorporated herein by reference from Exhibit 10(z)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2000 [the “2000 Annual Report”]).
30.	Form of Executive Team Leadership Restricted Share Agreement under the Liz Claiborne, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) (incorporated herein by reference from Exhibit 10(a) to Registrant’s Quarterly Report on Form 10-Q for the period ended September 29, 2001 [the “3rd Quarter 2001 10-Q”]).
31.	Form of Restricted Key Associates Performance Shares Agreement under the 2000 Plan (incorporated herein by reference from Exhibit 10(b) to the 3rd Quarter 2001 10-Q).
32.	Form of 2006 Special Performance-Based Restricted Stock Confirmation under the 2000 Plan (incorporated herein by reference from Exhibit 10(h)(v) to the 2005 Annual Report).

33.	Liz Claiborne, Inc. 2002 Stock Incentive Plan (the “2002 Plan”) (incorporated herein by reference from Exhibit 10(y)(i) to Registrant’s Quarterly Report on Form 10-Q for the period ended June 29, 2002 [the “2nd Quarter 2002 10-Q”]).
34.	Amendment No. 1 to the 2002 Plan (incorporated herein by reference from Exhibit 10(y)(iii) to the 2nd Quarter 2002 10-Q).
35.	Amendment No. 2 to the 2002 Plan (incorporated herein by reference from Exhibit 10(i)(ii) to the 2003 Annual Report).
36.	Amendment No. 3 to the 2002 Plan (incorporated herein by reference from Exhibit 10(i)(iii) to the 2003 Annual Report).
37.	Form of Option Grant Certificate under the 2002 Plan (incorporated herein by reference from Exhibit 10(y)(ii) to the 2nd Quarter 2002 10-Q).
38.	Form of Restricted Share Agreement for Registrant’s “Growth Shares” program under the 2002 Plan (incorporated herein by reference from Exhibit 10(i)(v) to the 2003 Annual Report).
39.	Description of Supplemental Life Insurance Plans (incorporated herein by reference from Exhibit 10(q) to the 2000 Annual Report).
40.	Amended and Restated Liz Claiborne §162(m) Cash Bonus Plan (incorporated herein by reference from Exhibit 10.1 to Registrant’s Quarterly Report on Form 10Q filed August 15, 2003).
41.	Liz Claiborne, Inc. Supplemental Executive Retirement Plan effective as of January 1, 2002, constituting an amendment, restatement and consolidation of the Liz Claiborne, Inc. Supplemental Executive Retirement Plan and the Liz Claiborne, Inc. Bonus Deferral Plan (incorporated herein by reference from Exhibit 10(t)(i) to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2001).
42.	Liz Claiborne, Inc. Supplemental Executive Retirement Plan effective as of January 1, 2005, including amendments through December 31, 2008 (incorporated herein as Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated December 31, 2008).
43.	Trust Agreement dated as of January 1, 2002, between Liz Claiborne, Inc. and Wilmington Trust Company (incorporated herein by reference from Exhibit 10(t)(i) to the 2002 Annual Report).
44.	Five-Year Credit Agreement, dated as of October 13, 2004, (the “Credit Agreement”) among Liz Claiborne, Inc., the Lenders party thereto, Bank of America, N.A., Citibank, N.A., SunTrust Bank and Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated October 13, 2004).

45.	First Amendment and Waiver to the Credit Agreement, entered into by the Registrant on February 29, 2008 (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated March 6, 2008).
46.	Second Amendment to the Five-Year Credit Agreement on August 12, 2008, dated as of October 13, 2004 (incorporated herein by reference to Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the period ended July 5, 2008).
47.	Amended and Restated Credit Agreement, dated January 12, 2009, among Liz Claiborne, Inc., Mexx Europe B.V., and Liz Claiborne Canada Inc., as Borrowers, the several subsidiary guarantors party thereto, the several lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, Bank of America, N.A. and Suntrust Bank, as Syndication Agents, Wachovia Bank, National Association as Documentation Agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers, and J.P. Morgan Securities Inc., Banc of America Securities LLC, and Wachovia Capital Markets, LLC, as Joint Bookrunners (incorporated herein as Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated January 14, 2009).
48.	Liz Claiborne Inc. 2005 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1(b) to the Registrant’s Report on Form 8-K dated May 26, 2005 [the “May 26, 2005 Form 8-K”]).
49.	Amendment No. 1 to the Liz Claiborne Inc. 2005 Stock incentive Plan (incorporated herein by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated July 12, 2005).
50.	Form of Restricted Stock Grant Certificate (incorporated herein by reference to Exhibit 10(a) to Registrant’s Quarterly Report on Form 10-Q for the period ended April 2, 2005).
51.	Form of Option Grant Confirmation (incorporated herein by reference to Exhibit 99.2 to the December 4, 2008 Form 8-K).
52.	Liz Claiborne, Inc. Section 162(m) Long Term Performance Plan (incorporated herein by reference to Exhibit 10.1(a) to the May 26, 2005 Form 8-K).
53.	Form of Section 162(m) Long Term Performance Plan (incorporated herein by reference to Exhibit 10 to Registrant’s Quarterly Report on Form 10-Q for the period ended October 1, 2005).

54.	Form of Executive Severance Agreement (incorporated herein by reference from Exhibit 99.1 to Registrant’s Current Report on Form 8-K dated December 4, 2008).
55.	Employment Agreement, by and between Registrant and William L. McComb, dated October 13, 2006 (incorporated herein by reference from Exhibit 99.2 to Registrant’s Current Report on Form 8-K dated October 18, 2006 [the “October 18, 2006 Form 8-K”]).
56.	Amended and Restated Employment Agreement, by and between Registrant and William L. McComb, dated December 24, 2008 (incorporated herein by reference from Exhibit 10.1 to Registrant’s Form 8-K dated December 24, 2008 [the “December 24, 2008 Form 8-K”]).
57.	Executive Terminations Benefits Agreement, by and between Registrant and William L. McComb, dated as of October 13, 2006 (incorporated herein by reference from Exhibit 99.3 to the October 18, 2006 Form 8-K).
58.	Amended and Restated Executive Termination Benefits Agreement, by and between Registrant and William L. McComb, dated as of December 24, 2008 (incorporated herein by reference from Exhibit 10.2 to the December 24, 2008 Form 8-K).
59.	Retirement and Consulting Agreement, by and between Registrant and Paul R. Charron, dated as of October 13, 2006 (incorporated herein by reference from Exhibit 99.4 to the October 18, 2006 Form 8-K).

FORM OF 10B-5 LETTER OF OUTSIDE COUNSEL FOR THE COMPANY
June 24, 2009
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner
     & Smith Incorporated
As Representatives of the
several Initial Purchasers
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
We have acted as special outside counsel to Liz Claiborne, Inc., a Delaware corporation (the “Company”), in connection with the Purchase Agreement (the “Purchase Agreement”), dated June 18, 2009, by and among the Company and the initial purchasers named on Schedule 1 thereto (the “Initial Purchasers”), relating to the purchase today by the Initial Purchasers of $75,000,000 principal amount of 6% Convertible Senior Notes due 2014 (the “Notes”) of the Company and, at the option of the Initial Purchasers, up to an additional $15,000,000 principal amount of Notes (which option has been exercised by the Initial Purchasers). This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Purchase Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.
The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Preliminary Offering Memorandum regarding the Notes, dated June 17, 2009 (together with the documents incorporated by reference therein, the “Preliminary Memorandum”), the written communications listed on Annex C to the Purchase Agreement, if any (together with the Preliminary Memorandum, the “Time of Sale Information”) and the Offering Memorandum regarding the Notes, dated June 18, 2009 (together with the documents incorporated by reference therein, the “Final Memorandum”) are of a wholly or partially non-legal character or relate to legal matters outside the scope of the Opinion. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Preliminary Memorandum, the Time of Sale Information, the Final Memorandum or the documents incorporated by reference therein (other than as explicitly stated in paragraphs 3, 4, 6, 7 and 9 of the Opinion).

In the course of acting as special outside counsel to the Company in connection with the offering of the Notes, we have participated in conferences and telephone conversations with officers and other representatives of the Company, the independent registered public accountants for the Company, and representatives of, and legal counsel to, the Initial Purchasers, during which conferences and conversations the contents of the Preliminary Memorandum, the Time of Sale Information, the Final Memorandum and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company) and our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that (i) as of [4:30 p.m.] on June 18, 2009, the Time of Sale Information (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) at the time the Final Memorandum was issued or as of [time] on June 24, 2009, the Final Memorandum (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Purchase Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.
Very truly yours,

Annex B
FORM OF OPINION OF COMPANY’S GENERAL COUNSEL
June 24, 2009
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner
      & Smith Incorporated
As Representatives of the
several Initial Purchasers
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
I am the Senior Vice President, Chief Legal Officer, General Counsel and Secretary of Liz Claiborne, Inc., a Delaware corporation (the “Company”). I am rendering this opinion, solely in my capacity as Senior Vice President, Chief Legal Officer, General Counsel of the Company, and not in any individual or other capacity, to you in connection with the Purchase Agreement (the “Purchase Agreement”), dated June 18, 2009, by and among the Company and the initial purchasers named on Schedule 1 thereto (the “Initial Purchasers”), relating to the purchase today by the Initial Purchasers of $75,000,000 principal amount of 6% Convertible Senior Notes due 2014 (the “Notes”) of the Company and, at the option of the Initial Purchasers, up to an additional $15,000,000 principal amount of Notes. The Notes are to be issued under the Indenture, dated as of June 24, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.
I have examined or have relied upon originals or copies of (a) the Time of Sale Information, (b) the Offering Memorandum, (c) the Purchase Agreement and (d) the Rights Agreement.
In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by me, the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that I have examined are accurate and complete.
I have relied upon written and oral statements and representations of the Company, including those set forth in the Purchase Agreement. In addition, I have obtained and relied upon such certificates and assurances from public officials and other documents and instruments as I have deemed necessary.

I am only licensed to practice law in the State of New York. I express no opinion with respect to any matters governed by any law other than the federal laws of the United States and the laws of the State of New York.
I have made such legal and factual examinations and inquiries as I have deemed necessary or appropriate for purposes of this opinion. Whenever a statement herein is qualified by “to my knowledge” or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement.
Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:
1. Each of the Company’s “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation.
2. The Company has an authorized equity capitalization as set forth in the Time of Sale Information and the Offering Memorandum under the heading “Capitalization.”
3. To my knowledge, except as described in the Time of Sale Information and the Offering Memorandum, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
4. Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information and the Offering Memorandum, complied as to form in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations thereunder (it being recognized that compliance as to form to the requirements of the Exchange Act and the rules and regulations thereunder does not include compliance with the anti-fraud provisions of the Exchange Act and the rules and regulations thereunder); it being understood that I express no opinion with respect to the financial statements, schedules, other financial data or exhibits included in, incorporated by reference in, or omitted from the Exchange Act Documents.
5. The Rights Agreement has been duly authorized, executed and delivered by the Company.
This opinion is rendered only to you and is solely for your benefit in connection with the transactions referred to in the Purchase Agreement. This opinion may not be circulated to, or relied upon by, any other person without my prior written consent. The forgoing opinions speak only as of the date hereof and I undertake no obligation to update the matter discussed herein.
Very truly yours,

Annex C
Time of Sale Information
Term sheet distributed to investors containing the terms of the Securities, substantially in the form of Annex D.

Annex D
PRICING SUPPLEMENT
Liz Claiborne, Inc.
Offering of
$75,000,000 aggregate principal amount of
6.00% Convertible Senior Notes due 2014
(the “Convertible Senior Notes Offering”)

Issuer:	Liz Claiborne, Inc., a Delaware corporation.

Ticker / Exchange for Common Stock:	LIZ / The New York Stock Exchange (“NYSE”).

Trade Date:	June 19, 2009.

Settlement Date:	June 24, 2009.

Notes:	6.00% Convertible Senior Notes due 2014 (the “Notes”)

Aggregate Principal Amount Offered:	$75 million aggregate principal amount of Notes (excluding the initial purchasers’ option to purchase up to $15 million of additional aggregate principal amount of Notes to cover over-allotments, if any).

Offering Price:	100% of principal amount, plus accrued interest, if any, from the Issuer

Maturity:	The Notes will mature on June 15, 2014, unless earlier converted or repurchased.

Annual Interest Rate:	6.00% per annum.

Interest Payment and Record Dates:	Interest will accrue from June 24, 2009, and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2009, to the person in whose name a Note is registered at the close of business on June 1 or December 1, as the case may be, immediately preceding the relevant interest payment date.

NYSE Last Reported Sale Price on June 18, 2009:	$2.98 per share of the Issuer’s common stock.

Conversion Premium:	20% above the NYSE Last Reported Sale Price on June 18, 2009.

Initial Conversion Price:	Approximately $3.576 per share of the Issuer’s common stock.

Initial Conversion Rate:	279.6421 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Conversion Trigger Price:	Approximately $4.30, which is 120% of the Initial Conversion Price.

Repurchase at the Option of the Holder upon a Fundamental Change:	Upon a “fundamental change” as defined in the Issuer’s preliminary offering memorandum dated June 18, 2009 (the “Preliminary Offering Memorandum”), the holders may require the Issuer to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, including additional interest, to, but excluding, the “fundamental change purchase date” (as defined in the Preliminary Offering Memorandum).

Use of Proceeds:	The Issuer estimates that the net proceeds from the Convertible Senior Notes Offering will be approximately $72 million ($86.6 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated offering expenses. The Issuer intends to use the net proceeds from the Convertible Senior Notes Offering (including proceeds from the initial purchasers’ exercise of the over-allotment option, if any) to temporarily pay down up to approximately $86.6 million of outstanding borrowings under the Issuer’s amended credit facility, the terms of which are described under “Description of other indebtedness” in the Preliminary Offering Memorandum.

Conversion Rate Cap:	Certain listing standards of NYSE limit the amount of shares of common stock the Issuer may issue upon conversion of the Notes. These standards generally require the Issuer to obtain the approval of the Issuer’s stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of the Issuer’s common stock outstanding at the time the Notes are issued unless the Issuer obtains stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Issuer then has a class of securities listed on NYSE. The initial number of shares of common stock that would be required to be issued if all Notes were converted and settled by delivering shares of common stock exceeds 19.99% of the Issuer’s common stock outstanding immediately before the issuance of the Notes. However, in no event will the shares issuable upon conversion of the Notes exceed 19.99% of the Issuer’s common stock outstanding immediately before the issuance of the Notes (which is equivalent to issuing upon conversion approximately 253.4476 shares per $1,000 principal amount of Notes (assuming no exercise by the initial purchasers of their over-allotment option) or approximately 211.2064 shares per $1,000 principal amount of Notes (assuming exercise in full by the initial purchasers of their over-allotment option) (as applicable, the “Conversion Rate Cap”)) and upon any conversion of the Notes, in respect of the Issuer’s conversion obligation the Issuer will deliver cash up to the par value of the Notes and cash, shares of the Issuer’s common stock or any combination thereof, as the case may be, for any amount thereafter (but with the maximum number of shares required to be issued in connection with such conversion being subject to the Conversion Rate Cap), unless at the time of such conversion the Issuer has received stockholder approval to issue a number of additional shares equal to at least the Maximum Conversion Rate (as defined below) in effect at the time of any such conversion with respect to each outstanding Note (in which case, the “Conversion Rate Cap” shall be increased to such Maximum Conversion Rate and the Issuer will be entitled to settle the Issuer’s conversion obligation in any of the means described above in “Settlement upon conversion” in the Preliminary Offering Memorandum). We will not deliver any cash, securities or other property or assets in lieu of any such shares of common stock exceeding the Conversion Rate Cap.

Joint Book-Running Managers:	J.P. Morgan Securities Inc. (50%) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (40%)

Co-Managers:	SunTrust Capital Markets, Inc. (10%)

Listing:	The Notes will not be listed on any securities exchange.

CUSIP Number:	539320 AA9

ISIN Number:	US539320AA99

Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes in connection with a “make-whole fundamental change” as defined in the Preliminary Offering Memorandum for each stock price and effective date set forth below:

	Stock Price
Effective date	$2.98	$5.00	$7.50	$10.00	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$32.50
6/24/2009	55.9283	31.8073	17.9332	11.7018	8.1605	5.8944	4.3403	3.2261	2.4032	1.7829	1.3087	0.9432	0.6600
6/15/2010	55.9283	28.3921	15.6588	10.2224	7.1656	5.2040	3.8493	2.8705	2.1423	1.5897	1.1651	0.8364	0.5810
6/15/2011	55.9283	23.7415	12.5654	8.2057	5.7994	4.2492	3.1674	2.3763	1.7807	1.3238	0.9694	0.6929	0.4766
6/15/2012	55.9283	17.2657	8.4062	5.5036	3.9413	2.9268	2.2087	1.6749	1.2658	0.9462	0.6938	0.4937	0.3347
6/15/2013	55.9283	7.6539	2.9876	2.0010	1.4565	1.0950	0.8369	0.6433	0.4927	0.3723	0.2738	0.1916	0.1221
6/15/2014	55.9283	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.
•	If the stock price is greater than $32.50 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•	If the stock price is less than $2.98 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding anything to the contrary, in no event will the conversion rate exceed 335.5704 per $1,000 principal amount of Notes (the “Maximum Conversion Rate”), subject to adjustments in the same manner as the conversion rate as set forth under “Description of notes—Conversion rate adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender.
You should rely on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this final pricing term sheet in making an investment decision with respect to the Notes.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.
The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. Unless they are registered, the Notes and the common stock issuable upon conversion of the Notes may be offered only in transactions exempt from or not subject to registration under the Securities Act or any other state securities laws. Accordingly, the Notes are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).
The information in this term sheet supplements the Issuer’s Preliminary Offering Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A
FORM OF LOCK-UP AGREEMENT
June 17, 2009
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner
     & Smith Incorporated
As Representatives of the
several Initial Purchasers listed
in Schedule 1 to the Purchase
Agreement referred to below
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Re: Liz Claiborne, Inc. — Rule 144A Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Liz Claiborne, Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Initial Purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”), of 6% Convertible Senior Notes due 2014, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
In consideration of the Initial Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, the undersigned will not, during the period ending 90 days after the date of the offering memorandum relating to the Placement (the “Offering Memorandum”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $1.00 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Purchase Agreement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to: (i) transfers due to testate or intestate succession, (ii) bona-fide pledges by the undersigned of any securities to lenders under loans or contractual obligations that are in existence on the date of this Lock-up Agreement, (iii) the transfer to the Company of Common Stock or other securities upon the exercise of options to purchase Common Stock or other securities or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof, in each case pursuant to employee benefit plans and related plans as in effect on the date of this Lock-up Agreement or securities issued under such plans, (iv) bona fide gifts to tax exempt charitable organizations, provided that such charitable organization agrees in writing to be bound by the terms of this Lock-up Agreement, or (v) dispositions to any immediate family member or any trust or similar entity for the direct or indirect benefit of the undersigned and/or immediate family of the undersigned and/or controlled by such immediate family member, provided that such immediate family member or trust or similar entity agrees in writing to be bound by the terms of this Lock-up Agreement. For the purposes of this paragraph, “immediate family member” shall have the meaning in Section 16a-1(f) under the Exchange Act.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released form all obligations under this Lock-up Agreement. The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Lock-up Agreement.
This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would indicate the applicability of the laws of any other jurisdiction.
Very truly yours,

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